                       REDACTED INDEMNIFICATION AGREEMENT

     Indemnification Agreement dated this ____ day of ________, 200_, by and among Michael P. Holtz ("MPH"), MPH Investments of Mississippi, Inc. ("MPH-Mississippi"), MPH Investments of Illinois, Inc. ("MPH-Illinois" -- together with MPH-Mississippi and MPH, collectively, the "Indemnitors" and individually, an "Indemnitor"), AP Properties of Mississippi, Inc. ("APM"), Freeport, IL 899, L.L.C. ("899") and Arlington Hospitality, Inc. ("AHI" -- together with APM and 899, collectively, the "AHI Group").

                                    RECITALS:

     A. APM has contracted to sell the 89-room AmeriHost Inn located in Vicksburg, Mississippi (the "Vicksburg Property") to MPH-Mississippi. 899 has contracted to sell the 64-room AmeriHost Inn located in Freeport, Illinois (the "Freeport Property") to MPH-Illinois. MPH is the controlling shareholder of each of MPH-Mississippi and MPH-Illinois.

     B. Effective as of September 30, 2000, AHI (formerly known as AmeriHost Properties, Inc.), together with its affiliates AmeriHost Management, Inc., AmeriHost Development, Inc. and AmeriHost Inn Franchising, Inc. (collectively, the "AmeriHost Parties") entered into a Development Agreement with Cendant Corporation ("Cendant") and AmeriHost Franchise Systems, Inc. (the "Franchisor"). Section 4.3(a)(ii) of the Development Agreement provides in part that upon transfer of an "API Facility" to an "Unaffiliated Third Party" which has been operational for at least eighteen (18) months prior to transfer and is approved by the Franchisor, then either Cendant or the Franchisor will pay to the operator of the facility an "Incremental Fee" in cash equal to the product of [REDACTED] of the facility for the twelve (12) full months preceding the "Closing Date."

     C. Section 4.3(d) of the Development Agreement provides that at the option of Franchisor, if the "Franchise Agreement" for a particular "Transferred Facility" terminates for any reason prior to the seventy-six (76) month anniversary, it has the right either: (i) to set-off against amounts due AHI or its affiliates under the Development Agreement or a separate "Royalty Sharing Agreement" (as defined in the Development Agreement") an amount equal to the unamortized portion of the Incremental Fee; or (ii) to receive all "Royalty" and "System Assessment Fees" on a mutually agreeable "API Facility" or "Additional API Facility" then owned by AHI, which is comparable to the "Transferred Facility" in question for the remainder of the seventy-six (76) month period following such termination (the fee stream to Franchisor per this subparagraph
(ii) being the "Franchisor Substitute Stream"). The Repayment Amount is to be reduced by fifty percent (50%) of the liquidated damages actually received by the Franchisor from and on behalf of the transferee, net of costs of collection -- such net sum being the "Net Repayment Amount." The amount, if any, that Franchisor is entitled to from AHI or its affiliates pursuant to Section 4.3(d) of the Development Agreement (either per offset of the Net Repayment Amount or comprising the Franchisor Substitute Stream) is hereinafter referred to as the "Offset Amount."

     D. The sale of the properties owned by 899 to MPH-Illinois and by APM to MPH-Mississippi will qualify the respective owners to Incremental Fees of approximately [REDACTED] and [REDACTED], respectively, which will be subject to potential Offset Amount reductions. The actual amount of Offset Amount to which Franchisor is entitled from AHI or its affiliates with respect to the Vicksburg Property or Freeport Property are hereinafter referred to as the "Vicksburg Offset Amount" and the "Freeport Offset Amount," respectively.

     E. The parties, as a condition to the closing of the sale of the Vicksburg Property to MPH-Mississippi and of the Freeport Property to MPH-Illinois is the undertakings of the Indemnitors hereunder.

     NOW THEREFORE, in consideration of the premises and covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

     1. Recitals. The recitals set forth above are incorporated by reference herein and made a part hereof, as if fully rewritten. Capitalized terms used herein and not otherwise defined shall have the same meaning as set forth in the Development Agreement.

     2. Indemnification. MPH-Mississippi and MPH jointly and severally indemnify and hold each of the AHI Group Members and their affiliates (collectively, the "Indemnitees") harmless from and against any and all cost, loss and liabilities they may incur with respect to the operation of Section 4.3 of the Development Agreement regarding the Vicksburg Property, including but not limited to any Offset Amount to which Franchisor is entitled or which it has taken with respect to the Vicksburg Property or APM.

     MPH-Illinois and MPH jointly and severally indemnify and hold the Indemnitees harmless from and against any and all cost, loss and liabilities they may incur with respect to the operation of Section 4.3 of the Development Agreement regarding the Freeport Property, including but not limited to any Offset Amount to which Franchisor is entitled or which it has taken with respect to the Freeport Property or 899.

     The indemnification obligation shall be paid by the Indemnitors in question within five (5) days following delivery of written notice from one of the AHI Group Members to the applicable Indemnitors detailing the amount of which indemnification is sought (the "Indemnification Amount"). Should an Indemnitor fail to make payment on a timely basis of the Indemnification Amount, then the Indemnitees shall be entitled to payment of:

          (a) interest computed at the lesser of the maximum legal rate or twelve percent (12%) per annum, with respect to the unpaid Indemnification Amount outstanding from time to time; plus

          (b) all costs and expenses incurred by the Indemnitee with respect to collecting the Indemnification Amount, including but not limited to reimbursement of all applicable legal fees, paralegal fees, costs and expenses.

     3. Miscellaneous.

          (a) Survival. All representations, warranties and covenants of the parties contained in this Agreement or made pursuant hereto, shall survive the date of execution of this Agreement and remain in full force and effect, and shall survive the termination or expiration of this Agreement.

          (b) Counsel. All parties hereto have been represented by counsel, and no inference shall be drawn in favor of or against any party by virtue of the fact that such party's counsel was or was not the principal draftsman of this Agreement.

          (c) Notices. All notices or other communications required or permitted under this Agreement shall be in writing and shall be deemed to have been duly given if delivered personally or sent by registered or certified mail, postage prepaid or via national courier, addressed to the party entitled to notice at the address set forth below, or such other address as is subsequently provided by written notice from such party to the other parties:

IF TO THE AHI GROUP:                                            WITH A COPY TO:
Arlington Hospitality, Inc.                                     Shefsky & Froelich Ltd.
2355 South Arlington Heights Road--Suite 400                    444 North Michigan Avenue--Suite 2500
Arlington Heights, IL  60005                                    Chicago, IL  60611
Attention:      James Dale, Chief Financial Officer             Attention:        Mitchell D. Goldsmith, Esq.
Telephone:      847-228-5400                                    Telephone:        312-836-4006
Facsimile:      847-228-5409                                    Facsimile:        312-527-3194

IF TO INDEMNITORS:                                              WITH A COPY TO:
Michael P. Holtz                                                Piper Rudnick
490 East Route 22                                               203 North LaSalle Street--Suite 1800
North Barrington, IL  60010                                     Chicago, IL  60601
Telephone:        847-277-0068                                  Attention:        David Glickstein, Esq.
E-Mail:           mpholtz@aol.com                               Telephone:        312-368-4000
                                                                Facsimile:        312-236-7516

          (d) No Assignment. Except as expressly noted below, this Agreement and the rights of the parties under this Agreement may not be sold, assigned or otherwise transferred without the prior written consent of the other party.

          (e) Entire Agreement. This Agreement, and the documents appended hereto, sets forth the entire agreement and understanding of the parties hereto in respect of the subject matter contemplated hereby, and supersedes all prior agreements, arrangements and understandings relating to the subject matter hereof.

          (f) Applicable Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Illinois. Should any dispute arise under this Agreement, it shall be litigated in the state or federal courts situated in Cook County, Illinois, to which jurisdiction and venue all parties consent.

          (g) Counterparts. This Agreement may be executed in two or more counterparts, each of which, whether photocopy, facsimile or ink, shall be deemed an original, but all of which together shall constitute one instrument.

          (h) Approval. This Agreement shall be binding upon the parties, their respective heirs, successors and assigns, and each entity party represents and warrants that this Agreement has been duly approved by proper corporate action.

          (i) Remedies. No party hereunder shall be entitled to consequential damages as a result of the breach by any other party of its obligations hereunder. Each party's damages shall be limited to actual damages as a result of the breach of any obligation hereunder.

     IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first set forth above.

INDEMNITORS:                               AHI GROUP:

                                           AP PROPERTIES OF MISSISSIPPI, INC.

-------------------------------------
MICHAEL P. HOLTZ                           By:
                                                ------------------------------
                                                James B. Dale, Secretary

MPH INVESTMENTS OF MISSISSIPPI, INC.
                                           FREEPORT, IL 899 L.L.C.

By:
     --------------------------------
     Michael P. Holtz, President           By:  ARLINGTON INNS OF AMERICA, INC.,
                                                its Manager

MPH INVESTMENTS OF ILLINOIS, INC.               By:
                                                   ---------------------------
                                                    James B. Dale, Secretary
By:
     --------------------------------
     Michael P. Holtz, President
                                           ARLINGTON HOSPITALITY, INC.

                                           By:
                                                ------------------------------
                                                James B. Dale, Secretary



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